Exhibit 99.1

Company Contact:	Investor Relations Contact:
Richard Roomberg	Hayden IR
Chief Financial Officer	Brett Maas
TechPrecision Corporation	Phone: 646-536-7331
Phone: 978-883-5108	Email: brett@haydenir.com
Email: RoombergR@Ranor.com	Website: www.haydenir.com
Website: www.TechPrecision.com

FOR IMMEDIATE RELEASE

TechPrecision Corporation Reports FY 2025 Second Quarter Financial Results

Revenue increased 8% year-over-year, Customer confidence remains high

Management to host conference call at 4:30 p.m. ET on Tuesday, January 21, 2025

Westminster, MA – January 21, 2025– TechPrecision Corporation (NASDAQ: TPCS) (“TechPrecision” or “the Company”), a custom manufacturer of precision, large-scale fabrication components and precision, large-scale machined metal structural components. The components that we manufacture are customer designed. We sell to customers in two main industry sections: defense and precision industrial markets, today reported financial results for the second quarter ended September 30, 2024.

We will have a conference call on Tuesday January 21, 2025 at 4:30 P.M. to discuss our financial results for the quarter ended September 30, 2024.

“Second quarter consolidated revenue was $8.9 million or 12% higher when compared to $8.0 million in the fiscal 2024 second quarter, bolstered by a favorable project mix at both Ranor and Stadco. Stadco operating loss of $0.8 million resulted from unexpected higher manufacturing costs on one-off projects, legacy pricing problems on core business, machine breakdowns in the quarter that disrupted expected throughput, and under-absorbed overhead costs.Customer confidence remains high as our backlog was $48.6 million at September 30, 2024,” stated Alexander Shen, TechPrecision’s Chief Executive Officer. “We expect to deliver our backlog over the course of the next one to three fiscal years with gross margin expansion.”

The following summary compares the three and six months ended September 30, 2024 to the same prior year period:

Consolidated Financial Results - Fiscal 2025 Three Months Ended September 30, 2024

•	Revenue was $8.9 million, or 12% higher on a favorable project mix at both Ranor and Stadco.
•	Cost of revenue was $7.9 million, or 14% higher, due primarily to higher production costs at Stadco.
•	Gross profit was $1.0 million, or 2% lower when compared to the same period a year ago.
•	SG&A totaled $1.5 million or 8% lower due primarily to reduced spending on outside advisory services.
•	Operating loss was $0.5 million compared with $0.6 million in the same period a year ago.
•	Interest expense decreased by $38,000 due primarily to a decrease in borrowings under the revolver loan.
•	Net loss was $0.6 million, as the Company maintained a full valuation on its deferred tax assets.

Consolidated Financial Results - Fiscal 2025 Six Months Ended September 30, 2024

•	Revenue was $16.9 million, or 10% higher on a favorable project mix at both Ranor and Stadco.
•	Cost of revenue was $15.7 million, or 15% higher, due primarily to higher production costs at Stadco.
•	Gross profit was $1.3 million, or 28% lower, primarily the result of delayed repair and maintenance, higher production costs and under-absorbed overhead at Stadco.
•	SG&A totaled $3.1 million or 6% higher, due to a change in fair value on the Votaw termination fee.
•	Operating loss was $1.8 million, an increase of $0.6 million due primarily to losses at Stadco.
•	Interest expense increased by 1% due to higher borrowing under the revolver loan.
•	Net loss was $2.1 million, as the Company maintained a full valuation on its deferred tax assets.

Financial Position

On September 30, 2024, the Company had approximately $132,000 in cash and cash equivalents, a $6,000 decrease since March 31, 2024. Working capital was negative $1.5 million on September 30, 2024 and debt totaled $7.2 million. Working capital was negative $2.9 million and total debt was $7.6 million on March 31, 2024.

Conference Call

The Company will hold a conference call at 4:30 p.m. Eastern (U.S.) time on Tuesday, January 21, 2025.

To participate in the live conference call, please dial 1-888-506-0062 five to 10 minutes prior to the scheduled conference call time. International callers should dial 1-973-528-0011. When prompted, reference TechPrecision and enter code 801510.

A replay will be available until February 4, 2025. To access the replay, dial 1-877-481-4010 or 1-919-882-2331. When prompted, enter Conference Passcode 51915.

The call will also be available over the Internet and accessible at: https://www.webcaster4.com/Webcast/Page/2198/51915

About TechPrecision Corporation

TechPrecision Corporation, through its wholly owned subsidiaries, Ranor, Inc. and Stadco, The manufacturing operations of our Ranor subsidiary are situated on approximately 65 acres in North Central Massachusetts. Leveraging our 145,000 square foot facilities, Ranor provides a full range of custom solutions to transform material into precision finished welded components and precision finished machined components up to 100 tons: manufacturing engineering, materials management and traceability, high-precision heavy fabrication (in-house fabrication operations include cutting, press and roll forming, welding, heat treating, assembly, blasting and painting), heavy high-precision machining (in-house machining operations include CNC programming, finishing, and assembly), QC inspection including portable CMM, NonDestructive Testing, and final packaging.

All manufacturing at Ranor is performed in accordance with customer requirements. Ranor is an ISO 9001:2015 certificate holder. Ranor is a US defense-centric company with over 95% of its revenue in the defense sector. Ranor is registered and compliant with ITAR.

The manufacturing operations of our Stadco subsidiary are situated in an industrial self-contained multi-building complex comprised of approximately 183,000 square feet under roof in Los Angeles, California. Stadco manufactures large mission-critical components on several high-profile military aircraft, military helicopter, and military space programs. Stadco has been a critical supplier to a blue-chip customer base that includes some of the largest OEMs and prime contractors in the defense and aerospace industries. Stadco also manufactures tooling, molds, fixtures, jigs and dies used in the production of defense-centric aircraft components.

Our Stadco subsidiary, similar to Ranor, provides a full range of custom solutions: manufacturing engineering, materials management and traceability, high-precision fabrication (in-house fabrication operations include waterjet cutting, press forming, welding, and assembly) and high-precision machining (in-house machining operations include CNC programming, finishing, and assembly), QC inspection including both fixed and portable CMM NonDestructive Testing, and final packaging. In addition, Stadco features a large electron beam welding cell, and two NonDestructive Testing work cells, a unique mission-critical technology set.

All manufacturing at Stadco is performed in accordance with customer requirements. Stadco is an AS 9100 D and ISO 9001:2015 certificate holder and a NADCAP NonDestructive Testing certificate holder. Stadco is a US defense-centric company with over 60% of its revenue in the defense sector. Stadco is registered and compliant with ITAR.

To learn more about the Company, please visit the corporate website at http://www.techprecision.com. Information on the Company's website or any other website does not constitute a part of this press release.

Safe Harbor Statement

This release contains certain “forward-looking statements” relating to the business of the Company and its subsidiary companies. All statements other than statements of current or historical fact contained in this press release, including statements that express our intentions, plans, objectives, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “prospects,” “will,” “should,” “would” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements are based on current expectations, estimates and projections made by management about our business, our industry and other conditions affecting our financial condition, results of operations or business prospects. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, the forward-looking statements due to numerous risks and uncertainties. Factors that could cause such outcomes and results to differ include, but are not limited to, risks and uncertainties arising from: our reliance on individual purchase orders, rather than long-term contracts, to generate revenue; our ability to balance the composition of our revenues and effectively control operating expenses; external factors that may be outside our control, including health emergencies, like epidemics or pandemics, the conflicts in Eastern Europe and the Middle East, price inflation, interest rate increases and supply chain inefficiencies; the availability of appropriate financing facilities impacting our operations, financial condition and/or liquidity; our ability to receive contract awards through competitive bidding processes; our ability to maintain standards to enable us to manufacture products to exacting specifications; our ability to enter new markets for our services; our reliance on a small number of customers for a significant percentage of our business; competitive pressures in the markets we serve; changes in the availability or cost of raw materials and energy for our production facilities; restrictions in our ability to operate our business due to our outstanding indebtedness; government regulations and requirements; pricing and business development difficulties; changes in government spending on national defense; our ability to make acquisitions and successfully integrate those acquisitions with our business; our failure to maintain effective internal controls over financial reporting; general industry and market conditions and growth rates; and other risks discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). Any forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by applicable law. Investors should evaluate any statements made by us in light of these important factors.

TECHPRECISION CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	September 30,	March 31,
( in thousands, except per share data)	2024	2024
ASSETS
Current assets:
Cash and cash equivalents	$132	$138
Accounts receivable, net	2,387	2,371
Contract assets	9,545	8,527
Raw materials	1,802	1,827
Work-in-process	1,558	1,423
Other current assets	459	564
Total current assets	15,883	14,850
Property, plant and equipment, net	14,380	14,798
Right of use asset, net	4,627	4,977
Other noncurrent assets	122	122
Total assets	$35,012	$34,747
LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$3,149	$1,408
Accrued expenses	3,936	4,263
Contract liabilities	2,517	3,788
Current portion of long-term lease liability	753	736
Current portion of long-term debt, net	7,055	7,559
Total current liabilities	17,410	17,754
Long-term lease liability	4,028	4,408
Other noncurrent liability	4,690	4,782
Total liabilities Stockholders’ Equity:	26,128	26,944
Common stock - par value $0.0001 per share, 50,000,000 shares authorized; Shares issued and outstanding September 30, 2024 – 9,619,232 and 9,609,232, respectively; Shares issued and outstanding March 31, 2024 – 8,777,432.	1	1
Additional paid in capital	18,343	15,201
Accumulated deficit	(9,460)	(7,399)
Total stockholders’ equity	8,884	7,803
Total liabilities and stockholders’ equity	$35,012	$34,747

TECHPRECISION CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Six Months Ended September 30,
(in thousands, except per share data)	2024	2023	2024	2023
Revenue	$8,946	$7,970	$16,932	$15,341
Cost of revenue	7,932	6,935	15,679	13,612
Gross profit	1,014	1,035	1,253	1,729
Selling, general and administrative	1,502	1,632	3,082	2,906
Loss from operations	(488)	(597)	(1,829)	(1,177)
Other income	—	41	13	41
Interest expense	(113)	(149)	(245)	(243)
Total other (expense) income	(113)	(108)	(232)	(202)
Loss before income taxes	(601)	(705)	(2,061)	(1,379)
Income tax benefit	—	(177)	—	(323)
Net loss	$(601)	$(528)	$(2,061)	$(1,056)
Net loss per share - basic and diluted	$(0.06)	$(0.06)	$(0.22)	$(0.12)
Weighted average shares outstanding – basic and diluted	9,568,660	8,720,603	9,279,967	8,667,298

TECHPRECISION CORPORATION

REVENUE, COST OF REVENUE, GROSS PROFIT BY SEGMENT

Three Months Ended September 30, 2024 and 2023

	September 30, 2024		September 30, 2023		Changes
		Percent of		Percent of
	Amount	Revenue	Amount	Revenue	Amount	Percent
Revenue
Ranor	$4,790	54%	$4,495	56%	$295	7%
Stadco	4,223	47%	3,606	45%	617	17%
Intersegment elimination	(67)	(1)%	(131)	(1)%	64	49%
Consolidated Revenue	$8,946	100%	$7,970	100%	$976	12%
Cost of revenue
Ranor	$3,272	37%	$3,451	43%	$(179)	(5)%
Stadco	4,727	53%	3,615	45%	1,112	31%
Intersegment elimination	(67)	(1)%	(131)	(1)%	64	49%
Consolidated Cost of revenue	$7,932	89%	$6,935	87%	$997	14%
Gross profit (loss)
Ranor	$1,518	17%	$1,044	13%	$474	45%
Stadco	(504)	(6)%	(9)	—%	(495)	nm %
Consolidated Gross profit	$1,014	11%	$1,035	13%	$(21)	(2)%

Six Months Ended September 30, 2024 and 2023

	September 30, 2024		September 30, 2023		Changes
		Percent of		Percent of
	Amount	Revenue	Amount	Revenue	Amount	Percent
Revenue
Ranor	$9,172	54%	$8,995	59%	$177	2%
Stadco	7,827	46%	6,573	43%	1,254	19%
Intersegment elimination	(67)	—%	(227)	(2)%	160	70%
Consolidated Revenue	$16,932	100%	$15,341	100%	$1,591	10%
Cost of revenue
Ranor	$6,417	38%	$6,670	44%	$(253)	(4)%
Stadco	9,329	55%	7,169	47%	2,160	30%
Intersegment elimination	(67)	—%	(227)	(2)%	160	70%
Consolidated Cost of revenue	$15,679	93%	$13,612	89%	$2,067	15%
Gross profit (loss)
Ranor	$2,755	16%	$2,325	15%	$430	18%
Stadco	(1,502)	(9)%	(596)	(4)%	(906)	(152)%
Consolidated Gross profit	$1,253	7%	$1,729	11%	$(476)	(28)%

TECHPRECISION CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended September 30,
(in thousands, except per share data)	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,061)	$(1,056)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,391	1,128
Amortization of debt issue costs	38	37
Change in fair value of stock acquisition termination fee	419	—
Stock-based compensation	18	9
Change in contract loss provision	223	(43)
Deferred income taxes	—	(323)
Gain on disposal of fixed assets	—	(40)
Changes in operating assets and liabilities:
Accounts receivable	(16)	(684)
Contract assets	(1,018)	851
Work-in-process and raw materials	(110)	(379)
Other current assets	105	(117)
Accounts payable	1,741	(617)
Accrued expenses	208	(84)
Contract liabilities	(1,271)	847
Other noncurrent liabilities	(92)	1,729
Net cash (used in) provided by operating activities	(425)	1,258
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from insurance claim on fixed assets	—	62
Purchases of property, plant, and equipment	(1,622)	(2,659)
Reimbursements for purchases of property, plant and equipment	1,000	—
Net cash used in investing activities	(622)	(2,597)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from private placement	1,801	---
Private placement fees	(213)	---
Debt issue costs	(48)	—
Revolver loan borrowings	6,746	6,710
Revolver loan payments	(6,931)	(5,460)
Payments of principal for leases	(5)	(11)
Repayments of long-term debt	(309)	(296)
Net cash provided by financing activities	1,041	943
Net decrease in cash and cash equivalents	(6)	(396)
Cash and cash equivalents, beginning of period	138	534
Cash and cash equivalents, end of period	$132	$138
SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION:
Cash paid for interest; net of amounts capitalized	$207	$201

EBITDA Non-GAAP Financial Measure

To complement our condensed consolidated statements of operations and condensed consolidated statements of cash flows, we use EBITDA, a non-GAAP financial measure. Net loss is the financial measure calculated and presented in accordance with U.S. GAAP that is most directly comparable to EBITDA. We believe EBITDA provides our board of directors, management, and investors with a helpful measure for comparing our operating performance with the performance of other companies that have different financing and capital structures or tax rates. We also believe that EBITDA is a measure frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry, and is a measure contained in our debt covenants. However, while we consider EBITDA to be an important measure of operating performance, EBITDA and other non-GAAP financial measures have limitations, and investors should not consider them in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.

We define EBITDA as net loss plus interest, income taxes, depreciation, and amortization. Net loss was $601 and $528 for the three months ended September 30, 2024 and 2023, and $2,061 and $1,056 for the six months ended September 30, 2024 and 2023. EBITDA, a non-GAAP financial measure, was negative for the six months ended September 30, 2024 and 2023. The following table provides a reconciliation of EBITDA to net income (loss), the most directly comparable U.S. GAAP measure reported in our condensed consolidated financial statements for the three and six months ended:

	Three Months ended September 30,			Six Months ended September 30,
(dollars in thousands)	2024	2023	Change	2024	2023	Change
Net loss	$(601)	$(528)	$(73)	$(2,061)	$(1,056)	$(1,005)
Income tax (benefit) expense	---	(177)	177	---	(323)	323
Interest expense (1)	113	149	(35)	245	243	2
Depreciation and amortization	697	568	128	1,391	1,128	263
EBITDA	$209	$12	$197	$(425)	$(8)	$(417)

(1) Includes amortization of debt issue costs.